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                                                                   EXHIBIT 10.15

                              THE WMF GROUP, LTD.

                     KEY EMPLOYEE INCENTIVE AWARD AGREEMENT


        This Key Employee Incentive Award Agreement (the "Agreement") is made and entered into this _____ day of ____________, 1997 (the "Grant Date"), by and between The WMF Group, Ltd. (hereinafter referred to as the "Company") and _____________________________________, (hereinafter referred to as the
"Participant").

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Participant, and pursuant to and subject to all the terms and conditions set forth herein and in that Key Employee Incentive Plan adopted by the Company as of ________________, 1997 (the "Plan"), a copy of which Plan is attached to this Agreement as EXHIBIT A, and which Exhibit and all provisions thereof are incorporated into this Agreement as an integral part thereof, the Company desires to grant to the Participant, and the Participant desires to accept, an option to purchase __________ shares of the Common Shares of the Company as specifically provided in this Agreement (the "Option Shares"), and, accordingly, the Company and the Participant agree upon the terms and provisions specified in this Agreement.

        Unless specifically defined in this Agreement, all capitalized words and phrases in this Agreement shall have the meaning ascribed to them in the Plan.


1.      Grant and Acceptance of Option; Vesting

        (a) Subject to the terms and provisions of this Agreement and the Plan, the Company grants to Participant the right and option to purchase ____________________ shares of Common Shares of the Company at a price of $9.15 per share, which is the Fair Market Value of the shares as of the Grant Date. Participant hereby accepts the grant and agrees to all of the terms and provisions of this Agreement and of the Plan. Unless otherwise specifically provided in this Agreement, and so long as the Participant is employed by the Company, the right and option granted herein shall vest and be exercisable by the Participant as follows: twenty percent (20%) (______ shares) (ignoring fractional shares) of the total number of Option Shares is vested as of the date of this Agreement, with the remainder, i.e., eighty percent (80%) of the total number of Option Shares, vesting annually in twenty percent (20%) increments as follows: twenty percent (20%) (______ shares) is vested as of _________________, 1998; twenty percent (20%) (______ shares) is vested as of
_________________, 1999; twenty percent (20%) (______ shares) is vested as of
_________________, 2000; and twenty percent (20%) (______ shares) is vested as of _________________, 2001.

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        (b)    The specific option (hereinafter referred to as the "Option")
which is granted to Participant is intended to qualify as an incentive stock option ("ISO") as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Participant acknowledges that when the Option is exercised, the Participant may recognize income if and to the extent the ascertainable fair market value of the Option Shares at the time the Option is exercised is greater than the Option price. The Option is granted in connection with Participant's employment and not in lieu of any salary or other compensation for Participant's services.

        (c) Notwithstanding anything in this Agreement to the contrary, the Option shall vest immediately and in its entirety upon a transfer of control (as hereinafter defined) of the Company. Further, notwithstanding anything in this Agreement to the contrary, the Option shall vest immediately and in its entirety, and expire and become null and void ninety (90) days after such vesting, upon the termination without cause (as hereinafter defined) of the Participant by the Company as an employee of the Company.


2.      Period of Option; Certain Limitations on Right to Exercise

        (a) Unless terminated earlier as otherwise provided in this Agreement, the Option shall expire at 5:00 PM, Washington, D.C. time, on the tenth (10th) anniversary of the date of this Agreement, viz., _____________, 2007 (the "Option Term"). The period of the Option may be reduced only in connection with the termination of Participant's employment or as a result of Participant's death, as provided in this Agreement and in the Plan.

        (b) Participant may exercise the Option in whole or in part after the Option is vested.

        (c) Notwithstanding the above, any portion of the Option which has not vested on or before the date of the Participant's death shall terminate and become null and void as of the date of the Participant's death. As to any portion of the Option which has vested by the date of death of the Participant, such portion must be exercised within two (2) years of the date of the Participant's death by a person authorized under the Plan to exercise the portion, but in no event, however, shall any such period extend beyond the Option Term.


3.      Employment of Participant; Termination of Employment; Non-Competition

The Company and the Participant acknowledge, and each agrees, that: (i) the services performed by the Participant as an employee of the Company are of a special, unique, unusual, extraordinary, and intellectual character; (ii) the Company's business is national in scope and its products and services are marketed throughout the United States; (iii) the Company competes with other businesses that are or could be located in any part of the United States; (iv) the Company has required that the Participant make the covenants set forth in this Agreement as specific consideration for and a condition to the Participant's receipt of the grant


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made by the Company to the Participant under this Agreement; and (v) the provisions of this Agreement are reasonable and necessary to protect the Company's business.

        (a) Covenants of the Participant. In consideration of the acknowledgments by the Participant, and in consideration of the grant of the Option by the Company, the Participant covenants that :

               (i) Confidentiality. The Participant shall keep confidential any confidential information of the Employer which is now known to him or which hereafter becomes known to him as a result of his employment by the Employer, and shall not at any time directly or indirectly disclose any such information to any person or firm or use the same in any way other than in connection with the business of the Employer during, and at all times after termination of, the employment by the Employer of the Participant. The Participant further agrees that he will, upon termination of his employment by or with the Employer, return to the Employer, all books, records, lists and other written, typed or computer printed materials or data, and all copies thereof and excerpts therefrom, whether furnished by the Employer or an affiliate of the Employer or prepared by the Participant, which contain any confidential information relating to the Employer's business, and the Participant agrees that he will neither make nor retain any copies of such materials after termination of his employment.

               For the purposes of this Agreement, "confidential information" shall mean, to the extent that such information is not generally known or available to the public, any and all: (a) trade secrets concerning the business and affairs of the Employer, data in all media and formats, processes, designs, sketches, photographs, graphs, drawings and inventions, past, current, and planned research and development, current and planned marketing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures, and any other information, however documented, that is a trade secret generally within the meaning of law; and (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing. For the purposes of this Agreement, customer lists shall not include any list prepared by the Participant after the termination of his employment or of this Agreement which are compiled by the Participant without referring to any confidential information.

               (ii) Non-competition; Non-solicitation. For the period during which the Participant is employed by the Company, and for a period equal to the longer of (x) one year thereafter, or (y) the period during which severance payments are received by the Participant under Section _____ of this Agreement, the Participant will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Company:


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                      (A)    Engage in the multifamily, commercial, or
healthcare mortgage banking or mortgage servicing business in the United States of America; or

                      (B) Solicit, or otherwise attempt to establish for herself or any other person or firm, any business relationships competitive with the Company with any person or firm which was a customer of the Company or any affiliate of the Company at any time during one year preceding the termination of the Participant's employment by the Company.

        (b) Severance Payment. The Company may terminate the Participant's services at any time and for any reason or no reason whatsoever by giving thirty (30) days' written notice to the Participant. In the event the Participant is terminated by the Company for any reason other than for cause, as defined below, the Participant shall, be entitled to a severance payment in an amount equal to ____________. The Participant shall not be entitled to any severance payment in the event he is terminated by the Company for cause.

        Cause. With respect to the termination of the Participant's employment by the Company, "cause" means: (i) the engaging by the Participant in any act of dishonesty in connection with the performance of his employment duties and responsibilities, (ii) the final judgment of any United States federal or state court convicting the Participant of a felony, (iii) the failure of the Participant to perform his duties or responsibilities as specified by the Company or any Affiliate of the Company, and (iv) the inability of the Participant to perform his duties or responsibilities for a period of more than one hundred twenty (120) consecutive days due to physical or mental illness or incapacity.

        (c) Payment of Severance. Any severance payments due under this Section shall be paid, in equal monthly installments, over a period of ___________ months after the termination of employment of the Participant.


4.      Transfer of Control/Dissolution and Termination

        (a) Transfer of Control. For the purposes of this Agreement, a "transfer of control" shall occur upon: (i) a transfer of a majority of the Company's voting stock outstanding on the day of the transfer, (ii) sale of substantially all of the Company's assets, to any entity or person unaffiliated with the Company, (iii) the consolidation of the Company with or its merger into any other unaffiliated corporation (such successor to the Company being the "Successor"), or (iv) an act by the Company, or any entity or person affiliated with the Company, which results in the dissolution of the Company.

        (b) Termination. In the event, within one hundred and eighty (180) days after a transfer of control, the Participant is terminated as an employee by the Company or any of its Affiliates for any reason other than for cause, the Participant shall be entitled to a severance payment in the amount equal to ______________. Any payments due under this Section shall be paid in equal monthly installments over a period of _______________ months.


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5.      Employer's Remedies

        The Participant acknowledges that the injury that would be suffered by the Company as a result of a breach by the Participant of Section 3 of this Agreement would be irreparable and substantial and that an award of monetary damages to the Company for such a breach would be difficult, if not impossible, to ascertain and would in any event be an inadequate remedy. Consequently, the Company shall have the right, in addition to any other rights and remedies it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise specifically to enforce any provision of this Agreement, and the Participant hereby waives any and all defenses he may have on the grounds of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The Company will not be obligated to post bond or other security in seeking such relief. Without limiting the Company's rights under this Agreement, or any other remedies of the Company, if the Participant breaches any of the provisions of Section 3 of this Agreement, the Company will have the right to cease making any payments otherwise due to the Participant under this Agreement, and the Participant shall reimburse the Company for reasonable attorneys' fees and costs incurred by the Company.


6.      Listing and Registration of Shares

        If at any time the Committee, in its discretion, shall determine that it is necessary or desirable to list, register or qualify the Option Shares upon any securities exchange or under any state or federal law, or to obtain the consent or approval of any governmental regulatory body, as a condition of, or in connection with, the granting of the Option or the issue or purchase of shares hereunder, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


7.      Rights as a Shareholder

        Neither Participant nor Participant's legal representative shall have any rights as a shareholder of the Company with respect to any Option Shares until a stock certificate is properly issued for those shares.


8.      Amendment of Option Agreement

        This Agreement may be amended (i) by the Company or the Committee at any time if the Company or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any change or amendment to the Code or to the U.S. Treasury Regulations promulgated thereunder, or any federal or state securities law or other law or


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regulations, which change occurs after the Grant Date and by its terms applies to the Option, or (ii) other than in circumstances described in clause (i) hereinbefore, with the written consent of the Participant and the Company.


9.      Method of Exercising Option

        Participant may exercise the Option, or any portion thereof, by providing the Committee with written notice of the number of shares which Participant desires to purchase. Participant shall deliver to the Company consideration in the form permitted in the Plan for the full purchase price of the Option Shares to be acquired. Upon the payment of such purchase price, the Company shall issue and deliver to Participant a certificate or certificates for such shares and shall register such certificate or certificates in Participant's name (or, upon Participant's written request, jointly in Participant's name and the name of Participant's spouse, with rights of survivorship).


10.     Conflicting Provisions

        The wording of this Agreement is based upon the provisions of the Plan, under which the Option is issued. There has been no attempt made to repeat all of the provisions of the Plan verbatim herein. In the event of any conflict between the terms and conditions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.


        IN WITNESS WHEREOF, the Company has caused this Key Employee Incentive Award Agreement to be duly executed by its authorized officer, and Participant has set his/her hand and seal, as of the day and year first hereinabove written.


Witness:                          THE WMF GROUP, LTD.


                                  By:
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                                  Its:    President and Chief Executive Officer



Witness:                          [Participant]



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